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                         ERLY INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                           FOR IMMEDIATE RELEASE

                                                                COMPANY CONTACT:
[LOGO OF THE POWELL GROUP]
                                                                  Nanette Kelley
                                                                       President
                                                                  (504) 922-4540

                                          POWELL GROUP SUBSIDIARY FILES PETITION
                                         COMPEL INSPECTION OF ACCOUNTING RECORDS
                                                OF ERLY INDUSTRIES INC. (NASDAQ)

                          BATON ROUGE, LOUISIANA, AUGUST 20, 1997...Farmers Rice
Milling Company, a wholly-owned subsidiary of The Powell Group, and The Powell Group President Nanette N. Kelley, who together own approximately 3.8% of the common shares of ERLY INDUSTRIES INC. (NASDAQ:ERLY), Los Angeles, announced today that they have filed a petition in Superior Court in the County of Los Angeles seeking a Writ of Mandate to compel inspection of ERLY's accounting books and records.

     Kelley said that on July 30, 1997, she and Farmers Rice Milling made a written demand on ERLY to make its accounting books and records available for inspection as provided by California law, and that ERLY has failed and refused to provide this information.

     "ERLY must respond to our demand. We will not go away," said Nanette Kelley, president of The Powell Group.

     On July 25, 1997, Kelley and The Powell Group Companies filed a Consent Solicitation with the Securities and Exchange Commission seeking approval, among other things, to solicit ERLY shareholders with respect to removing the current board of directors. Separately, Farmers Rice Milling recently filed a lawsuit in Federal Court against Gerald Murphy, chairman and chief operating officer of ERLY, and Douglas Murphy, chief operating officer and a director of ERLY, alleging, among other things, breach of fiduciary duty and waste of corporate assets in connection with litigation arising from the defendants' personal investment in a real estate development project in Texas.

     A privately-held holding company based in Baton Rouge, Louisiana, The Powell Group has interests in rice farming, rice milling and storage, rice hull-to-electricity generation, radio broadcasting, commercial and residential real estate development and construction, travel management services and timber.

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